UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 28, 2015

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Black Stone Minerals, L.P.

(Exact name of registrant as specified in its charter)

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Delaware	001-37362	47-1846692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1001 Fannin Street, Suite 2020 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 445-3200

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 28, 2015, Black Stone Minerals Company, L.P., as borrower (the “Borrower”) under that certain Third Amended and Restated Credit Agreement, dated as of January 23, 2015, by and among the Borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders signatory thereto (the “Credit Agreement”), together with Black Stone Minerals, L.P. and certain of its other subsidiaries, as guarantors, entered into the First Amendment to Third Amended and Restated Credit Agreement (the “First Amendment”). The First Amendment principally modifies certain provisions of the Credit Agreement to extend the termination date from February 3, 2017 to February 4, 2019. As part of the First Amendment, the parties agreed that the borrowing base shall be $550 million until the next borrowing base redetermination on April 1, 2016.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the full text of the First Amendment, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
Exhibit Number	Description
10.1

First Amendment to Third Amended and Restated Credit Agreement, dated as of October 28, 2015, among Black Stone Minerals Company, L.P., as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A. and Compass Bank, as Co-Syndication Agents, Wells Fargo Bank, N.A. and Amegy Bank National Association, as Co-Documentation Agents, and a syndicate of lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STONE MINERALS, L.P.

	By:	Black Stone Minerals GP, L.L.C., its general partner

Date: October 28, 2015	By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Corporate Secretary

Exhibit Index

Exhibit Number	Description
10.1

First Amendment to Third Amended and Restated Credit Agreement, dated as of October 28, 2015, among Black Stone Minerals Company, L.P., as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A. and Compass Bank, as Co-Syndication Agents, Wells Fargo Bank, N.A. and Amegy Bank National Association, as Co-Documentation Agents, and a syndicate of lenders

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